Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Industrial Services of America, Inc. and Subsidiaries on Form S-3 of our report dated January 28, 2004, relating to the consolidated financial statements and schedule which appears in the 2003 Annual Report on Form 10-K of Industrial Services of America, Inc. and Subsidiaries.  We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ Crowe Chizek and Company LLC

Louisville, Kentucky
May 12, 2004